Exhibit 10.3
AMENDMENT TO
LINE OF CREDIT AGREEMENTS

THIS AMENDMENT TO LINE OF CREDIT AGREEMENTS (this “Amendment”), dated as of August 16, 2012, is entered into by and between Marine Drive Mobile Corp., a Nevada corporation (the “Borrower”) and Quarry Bay Capital LLC, a Delaware limited liability company (the “Lender”).

RECITALS

WHEREAS, the Borrower and Lender have entered into that certain Line of Credit Agreement, dated January 20, 2012 (the “First LOC Agreement”) and that certain Line of Credit Agreement, dated July 20, 2012 (the “Second LOC Agreement”, and together with the First LOC Agreement, the “LOC Agreements”).

WHEREAS, the Borrower and Lender have agreed to make certain changes to the LOC Agreements as set forth herein, including changes to the conversion price and warrant exercise price of the notes and warrants issuable pursuant to the LOC Agreements.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.           Change to Conversion Price.  Section 8 of each of the LOC Agreements is hereby amended and restated to read in its entirety as set forth below:

8.     Share Conversion.  The Lender shall have the right to convert all or any part of the unpaid indebtedness into shares of common stock of the Borrower at the price of $0.10 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions)

2.           Change to Warrant Exercise Price.  Section 9(a) of the Second LOC Agreement is hereby amended and restated to read in its entirety as set forth below:

9.     Share Warrants.  a) The lender shall be granted cashless warrants to buy the same number of shares as those converted, on the January 20, 2012 agreement and this agreement, at an exercise price of $0.15 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions).

3.           Effect on LOC Agreements.  Except as specifically amended and modified by this Amendment, all terms, conditions, covenants and agreements set forth in the LOC Agreements shall remain in full force and effect.

4.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Delaware.

5.           Counterparts.   This Amendment may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one agreement.

[Remainder of Page Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date and year first written above.

BORROWER:

Marine Drive Mobile Corp.

By:

Name:

Title:

LENDER:

Quarry Bay Capital LLC

By:

Name:

Title:

[Signature Page to Amendment to Line of Credit Agreements]